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                                                                   EXHIBIT 10.21

                                                                 No.____________

                                 AWARD AGREEMENT
                               (RESTRICTED SHARES)

      THIS AWARD AGREEMENT (the "Agreement"), entered into as of this ____ day of , 2004, by and between Hyland Software, Inc., an Ohio corporation (the "Company"), and ___________________. (the "Restricted Shareholder").

                                   WITNESSETH:

      WHEREAS, the Board of Directors of the Company and the Shareholders of the Company have adopted the Hyland Software, Inc. 2003 Share Incentive Compensation Plan (the "Plan"); and

      WHEREAS, in order to provide incentive to the Restricted Shareholder to serve as a Director of the Company and to devote time and effort to further the Company's business, the Board has determined that the Restricted Shareholder should be granted the number of Restricted Shares (as defined in the Plan) set forth in this Agreement, upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, the Company and the Restricted Shareholder hereby agree as follows:

      1. Definitions. Capitalized terms shall have the meanings set forth below unless otherwise specifically set forth elsewhere herein:

      (a) The word "Agreement" shall mean this instrument, including the Schedules and Exhibits attached hereto in their latest form.

      (b) The word "Board" shall mean the Board of Directors of the Company or, in the event a Committee has been established to administer the Plan, such Committee.

      (c) The word "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

      2. Grant of Restricted Shares. Upon the terms and conditions set forth in this Agreement, the Company agrees that it shall grant to the Restricted Shareholder the Restricted Shares as set forth on Schedule A attached hereto and incorporated herein by reference. The Company reserves the right to revise and amend Schedule A at any time and from time to time during the term of this Agreement to reflect the granting of additional Restricted Shares hereunder, and the terms thereof; provided, however, that, except as expressly permitted under the Plan, the Company will not make any amendment to Schedule A which adversely affects the rights and interests of the Restricted Shareholder in any Restricted Shares which have been granted and remain outstanding and effective as of the date of such proposed amendment, without the written consent of the Restricted Shareholder to such amendment. The number of Restricted Shares granted, any purchase price due upon such grant, the date of grant of such Restricted Shares, the vesting provisions related to such Restricted Shares and certain other terms of such Restricted Shares shall be as set forth on Schedule A attached hereto, as amended by the Company as described above.

      3. Issuance of Restricted Share Certificates. Upon the granting of any Restricted Shares under this Agreement in accordance with Schedule A, and the Company (a) obtaining any approval from any governmental agency which the Board of Directors of the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such Restricted Shares to listing on any national securities exchange on which the Company's common shares may be listed, and (c) completion of any registration or other qualification of the Restricted Shares under any state or federal law or ruling or regulations of any governmental body which the Board of Directors of the Company shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Board of Directors, in its sole discretion, that any registration or other qualification of the Restricted Shares is not necessary or advisable, the Company shall promptly cause to be issued in the name of the Restricted Shareholder a certificate for the number of Restricted

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Shares so granted. Such certificate shall not be delivered to the Restricted
Shareholder, and shall be held by the Company, unless and until the restrictions on all of such Restricted Shares under Schedule A have lapsed and such Restricted Shares have become unrestricted under this Agreement and the Plan.

      4. Restrictions on Transfer in Shareholders' Agreement. The Restricted Shareholder hereby acknowledges the existence of restrictions on the transfer of the Restricted Shares under the Shareholders' Agreement dated January 31, 2001, as amended, to which the Restricted Shareholder is a party.

      5. Call Option Agreement. As a condition precedent to the issuance by the Company of certificates evidencing the ownership of the Restricted Shares, the Restricted Shareholder must have executed a Call Option Agreement substantially in the form of Exhibit 1 attached hereto and incorporated herein by reference prior to the date of issuance of such certificate. Notwithstanding anything to the contrary, if the Restricted Shareholder has not executed such Call Option Agreement for any reason, any grant of such Restricted Shares will be null and void and of no force or effect, ab initio. In such event, the Company will promptly return to the Restricted Shareholder any purchase price paid by the Restricted Shareholder upon such grant.

      6. Other Provisions Relating to Restricted Shares. All certificates for Restricted Shares shall bear such notation or other statement concerning the restrictions on such Restricted Shares imposed by this Agreement, the Plan and the Shareholders' Agreement as may be required by Ohio law in order to make such restrictions enforceable against the holder thereof, subsequent holders, and any potential or actual transferees of such Restricted Shares.

      7. Successors in Interest, Etc. This Agreement shall be binding upon and inure to the benefit of any successor of the Company. The Restricted Shares shall not be transferable unless and until the restrictions set forth on Schedule A attached hereto have lapsed.

      8. No Liability Upon Distribution of Restricted Shares. The liability of the Company under this Agreement and any distribution of Restricted Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on the Company or the Board in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with this Agreement.

      9. Provisions of Plan Control. This Agreement is subject to all of the terms, conditions and provisions of the Plan, as amended from time to time, and to such rules, regulations and interpretations of the Plan as may be adopted by the Board and in effect from time to time, all of which are incorporated herein by this reference. A copy of the Plan will be made available to the Restricted Shareholder upon written request. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control and this Agreement shall be deemed to be modified accordingly.

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      10.   Withholding. The Restricted Shareholder agrees that the Company may make appropriate provision for tax withholding with respect to any issuance of Restricted Shares and the lapse of any restrictions on such Restricted Shares including, without limitation, withholding such amount that the Company deems appropriate from any compensation or other amounts due the Restricted Shareholder from the Company and requiring the Restricted Shareholder to provide the Company with funds in the amount the Company deems appropriate.

      11. No Employment by Company. Nothing herein shall be construed as an offer or commitment by the Company to continue for any period of time the employment of, or as a limitation on the right of the Company at any time with or without cause to terminate the employment of, the Restricted Shareholder.

      12. Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

      13. Investment Representation. The Restricted Shareholder hereby represents and warrants that the Restricted Shares are acquired for investment purposes only and not with a view to distribution or resale.

      14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to or for the conflicts of laws principles thereof.

      15. Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement shall constitute an integral part of this Agreement as if fully rewritten herein.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Restricted Shareholder has hereunto set his hand, all as of the date first above written.

                                          HYLAND SOFTWARE, INC.

                                          By____________________________
                                          Its___________________________

                                                   ("Company")

                                          ______________________________

                                            ("Restricted Shareholder")

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                                   SCHEDULE A

                  GRANTS AND RESTRICTIONS ON RESTRICTED SHARES

Restricted Share Grants

1.    DATE OF GRANT:

            _______________, 2004

      NUMBER OF RESTRICTED SHARES GRANTED:

            _________ Restricted Shares

      PURCHASE PRICE PAYABLE UPON GRANT:

            $____ per Share

      VESTING SCHEDULE:

      Restrictions. In the event that Restricted Shareholder resigns as a Director or voluntarily opts not to accept a nomination or stand for re-election as a Director, all Restricted Shares that have not vested under the vesting schedule below shall be forfeited by Restricted Shareholder.

      Vesting Dates.

Number of                         Cumulative Number of
Restricted Shares Vested          Restricted Shares Vested          Vesting Date
------------------------          --------------------------------  ------------------------------------
1/3 of Restricted Shares granted  1/3 of Restricted Shares granted  First anniversary of the grant date

1/3 of Restricted Shares granted  1/3 of Restricted Shares granted  Second anniversary of the grant date

1/3 of Restricted Shares granted  1/3 of Restricted Shares granted  Third anniversary of the grant date

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